Exhibit 4.24

(FORM OF FACE OF DEBENTURE)

EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.11 OF THE INDENTURE, THIS GLOBAL DEBENTURE MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITORY OR TO A SUCCESSOR DEPOSITORY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No __________________                                                                                                $________________________

Cusip No.    362337AK3

GTE North Incorporated

6.37% Debentures, Series G, Due 2028

GTE North Incorporated, a corporation duly organized and existing under the laws of the State of Wisconsin (hereby referred to as the “Company”), for value received, hereby promises to pay to _________________________________, or registered assigns, the principal sum of _____________________________________ Dollars on February 15, 2028 and to pay interest on said principal sum from February 15, 1998, or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually on February 15 and August 15 in each year, commencing August 15, 1998, at the rate of 6.37% per annum until the principal hereof shall have become due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum.  The interest installment so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture hereafter referred to, be paid to the person in whose name this Debenture (or one more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the February1 or August 1, as the case may be (whither or not a business day), next preceding such interest payment date.  Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such regular record date, and may be paid to the person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debenture may be listed, and upon such notice as may be required by such exchange, all as more fully provide in the Indenture hereinafter referred to.  The principal of and the interest on this Debenture shall be payable at the office or agency of the company maintained for that purpose in the City of Chicago, State of Illinois in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register.

This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHERE, the Company has caused this instrument to be executed.

Dated:

GTE NORTH INCORPORATED

By: _________________________

President

Attest:

(SEAL)

By: _________________________

Secretary

Illinois Commerce Commission Identification No. 6073

(FORM OF CERTIFICATE OF AUTHENTICATION)

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

The First National Bank of Chicago

as Trustee, Authenticating Agent and

Security Registrar

By_________________________

Authorized Signatory

(REVERSE OF DEBENTURE)

This Debenture is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the “Securities”), all issued or to be issued in one or more series under and pursuant to an Indenture dated as of January 1, 1994, duly executed and delivered between the Company and The First National Bank of Chicago, a national banking organization organized and existing under the laws of the United States of America (hereinafter referred to as the “Indenture”), to which Indenture reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities.  By the terms of the Indenture, the Securities are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided.  This Debenture is one of the series designated on the face hereof (herein called the “Debentures”) limited in aggregate principal amount to $200,000,000.

This Global Debenture shall be exchangeable for Debentures in definitive form registered in the names of persons other than the Depository or its nominee only if (i) the Depository notifies the Company that it is unwilling or unable to continue as the Depository or if at any time such Depository is no longer registered or in good standing under the Securities Exchange Act of 1934 or other applicable statute and a successor depository is not appointed by the Company within 90 days or (ii) the Company executes and delivers to the Trustee an Officer’s Certificate that the Global Debenture shall be so exchangeable.  To the extent that the Global Debenture is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Debentures registered in such names as the Depository shall direct.

Notwithstanding any other provision herein, this Global Debenture may not be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository.

In case an Event of Default, a defined in the Indenture, with respect to the Debentures shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder or each Security so affected or (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security then outstanding and affected thereby.  The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding, on behalf of the holders of Securities of such series, to waive any past default in the performance of any of the covenants contained in The Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on any of the Securities of such series.  Any such consent or waiver by the registered holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of the Debenture and if any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times and place and at the rate and in the money herein prescribed.

The Debentures are issuable as registered Debentures without coupons in denominations of $1,000 or any integral multiple thereof.  Debentures may be exchanged, upon presentation thereof for that purpose, at the office or agency of the Company in the City of Chicago, State of Illinois, for other Debentures of authorized denominations, and for a like aggregate principal amount and series, and upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto.

The Debentures will not be redeemable prior to maturity.

As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in the City of Chicago, State of Illinois accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Security Registrar duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees.  No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

Prior to due presentment for registration of transfer of this Debenture the Company, the Trustee, and paying agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and (subject to Section 2.03 of the Indenture) interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.  No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based on hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

The Depository by acceptance of this Global Debenture agrees that it will not sell, assign, transfer or otherwise convey any beneficial interest in this Global Debenture unless such beneficial interest is in an amount equal to an authorized denomination for Debentures of this series.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Indenture.